UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 1, 2014

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction

of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(724) 981-6000

Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2014, the Compensation Committee of the Board of Directors of F.N.B. Corporation (the “Company”) granted equity incentive awards to certain executives, including the Company’s named executive officers, with an award of performance-based restricted stock units (“performance-based RSUs”) and an award of time-based restricted stock units (“time-based RSUs”), representing sixty-seven percent (67%) and thirty-three percent (33%), respectively, of the total grant date award value for each executive.

The target number of performance-based RSUs awarded to each named executive officer is as follows: Vincent J. Delie, Jr., President and Chief Executive Officer, 38,501 RSUs; Vincent J. Calabrese, Jr., Chief Financial Officer, 14,438 RSUs; Gary L. Guerrieri, Chief Credit Officer, 13,126 RSUs; Timothy G. Rubritz, Corporate Controller and Senior Vice President, 3,225 RSUs; and John C. Williams, Jr., President of FNBPA, 14,438 RSUs.

The performance-based RSUs can be earned based on the Company’s attainment of certain levels of total shareholder return relative to the Company’s Peer Financial Institutions set forth in the award agreement (“Relative TSR”) during the three-year performance period ending March 31, 2017 (the “Performance Period”). If the Company attains a threshold level of the 25th percentile of relative TSR, 25% of the target number of performance-based RSUs will vest. If the Company attains the target level of the 50th percentile of relative TSR, 100% of the target number of performance-based RSUs will vest. If the Company attains the 75th percentile of relative TSR, 175% of the target number of performance-based RSUs will vest. Straight line interpolation will be used to determine amounts between the threshold, target, and maximum levels, except that in no event will the value of the shares delivered to an executive exceed 3.5 times the value of the shares underlying the target number of RSUs awarded on the grant date. If the Company’s TSR for the Performance Period is greater than or equal to the 25th percentile of the Peer Financial Institutions’ TSR during the Performance Period but the Company’s TSR amount is a negative amount for the Performance Period, an executive’s RSUs will vest at no more than the Target Amount. No performance-based RSUs will be earned if the threshold goal is not achieved. Earned performance-based RSUs are convertible into shares of the Company’s common stock on a 1-for-1 basis after the end of the Performance Period.

If an executive’s employment terminates due to death or without cause after the Company has entered into an agreement for a change in control, the executive would vest in and receive the target number of performance-based RSUs. If an executive’s employment terminates due to disability or early or normal retirement, the service vesting condition will be waived and a pro-rata amount of performance-based RSUs will be paid based on actual performance.

The time-based RSUs vest on April 1, 2017, if the executive remains continuously employed by the Company until that date and are on terms similar to those of the Company’s standard RSU awards. Vesting of the time-based RSUs could be accelerated upon a change in control or sale of the Company or certain events such as the executive’s death, disability, or retirement. The number of time-based RSUs awarded to each named executive officer is as follows: Mr. Delie, 18,963 RSUs; Mr. Calabrese, 7,111 RSUs; Mr. Guerrieri, 6,465 RSUs; Mr. Rubritz, 1,589 RSUs; and Mr. Williams, 7,111 RSUs.

Any dividend paid, whether in cash or otherwise, on the shares of Company common stock underlying the performance-based RSUs or the time-based RSUs will be converted into additional RSUs, subject to the same vesting requirements.

The foregoing summaries are qualified in their entirety by reference to the full text of the F.N.B. Corporation Restricted Stock Unit Award Agreement – Performance-Based, which is attached as Exhibit 10.1 hereto and the F.N.B. Corporation Restricted Stock Unit Award Agreement – Time-Based, which was previously filed with the Securities and Exchange Commission, each of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	F.N.B. Corporation Restricted Stock Unit Award Agreement – Performance-Based.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

F.N.B. CORPORATION

Date: April 4, 2014	By:	/s/ Vincent J. Calabrese, Jr.
Vincent J. Calabrese, Jr. Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	F.N.B. Corporation Restricted Stock Unit Award Agreement – Performance-Based.

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